                                                                    EXHIBIT 3.3

                                 STATE OF DELAWARE
                             CERTIFICATE OF CORRECTION
                                  FILED TO CORRECT
                  A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION OF
                                     COPE, INC.
                   FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON SEPTEMBER 11, 1998


     COPE, Inc., a corporation organized and existing under and by virtue of the General Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is COPE, Inc.

     2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on September 11, 1998, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: the subsection added to reflect a stock split of the outstanding shares of common stock was inaccurately stated as a forward split instead of a reverse split.

     4. Subsection (iv) of Section (e) of ARTICLE IV of the Certificate of Amendment is corrected to read as follows:

          "(iv)     Every 58 shares of Common Stock outstanding on the effective date of this Certificate of Amendment shall be automatically converted into one
(1) share of Common Stock and in lieu of fractional shares, each fractional share shall be rounded up to the next highest full share of Common Stock."

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Kevin DeVito, an authorized officer, this 15th day of September, 1998.

                              COPE, Inc.


                              By: /s/ Kevin DeVito
                                 ---------------------------------------------
                                 Kevin DeVito, Chief Executive Officer